                                                                Exhibit 4(b)(vi)

                             (FORM OF FACE OF NOTE)

$..........                                                       No...........

                           J.C. PENNEY COMPANY, INC.

                                Extendible Note

         J. C. Penney Company, Inc., a Delaware Corporation (hereinafter called the Company), for value received, promises to pay to or registered assigns, the
principal sum of        Dollars, on               , or on such earlier date as
the principal hereof may become due in accordance with the terms hereof, and to
pay interest on said principal sum, (semi)annually on                    (and
               ) of each year, at the rate per annum from time to time in

effect as described below, from the          (or the          , as the case may
be,) next preceding the date of this Note to which interest has been paid or duly provided for, unless the date hereof is a date to which interest has been paid or duly provided for, in which case from the date of this Note, or unless
no interest has been paid on the Notes, in which case from                 ,
until the principal hereof becomes due and payable, and on any overdue principal and (to the extent that the payment of such interest shall be legally enforceable) on any overdue instalment of interest at the rate borne by this Note during the Interest Period (as hereinafter defined) in which such principal or interest, as the case may be, became due and payable. Notwithstanding the foregoing, when there is no existing default in the payment of interest on the Notes, if the date hereof is after a Regular Record Date,
which shall be the close of business on (or                      ) (whether or
not a Business Day)(, as the case may be,) next preceding an Interest Payment Date, and before the next succeeding Interest Payment Date, this Note shall bear interest from such Interest Payment Date; provided, however, that if the Company shall default in the payment of interest due on such Interest Payment Date, then this Note shall bear interest from the next preceding Interest Payment Date to which interest has been paid or duly provided for, or if no
interest has been paid on the Notes, from        . The interest so payable, and
punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the Regular Record Date for such Interest Payment Date. The principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, at the agency or agencies maintained by the Company for such purpose; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register. Any interest not punctually paid or duly provided for shall be payable as provided in the Indenture.

         Interest on this Note is payable at the rate of    % per annum from
             through                   , and thereafter at an interest rate
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                                       2



per annum for an Interest Period (as hereinafter defined) determined by the Company as hereinafter provided. The period during which any particular rate of interest shall apply is herein called an "Interest Period" (with the initial
Interest Period ending           ).  Prior to the end of each Interest Period,
the Company shall (unless it has theretofore given notice of redemption of all the Notes as hereinafter provided) give notice as hereinafter provided ("Interest Period Notice") of the next Interest Period (which shall end on
a             selected by the Company but not later than                  )
and of the rate of interest to be borne by the Notes during such Interest Period or of the formula, if any, by which the rate of interest to be borne by the Notes during such Interest Period will be set (such rate to be determined
not later than               Business Days prior to the commencement of such
Interest Period). The Company will give each Interest Period Notice to the
Trustee not later than    Business Days prior to the end of the then current
Interest Period, and the Trustee will cause such Interest Period Notice to be
mailed to each Holder not later than          Business Days prior to the end of
the then-current Interest Period. The Company will cause notice of the determination of any interest rate pursuant to a formula established by the Company for an Interest Period to be enclosed with the interest checks mailed
to Holders for the period ending on the           following such determination.
If the Company fails to give timely notice of the next succeeding Interest Period or of the applicable rate or formula therefor, then such Interest Period
will be until                 of the year immediately following, and the
applicable rate of interest or formula therefor will be the same as that for the then-current Interest Period. Thereafter, the determination of the Interest Period and rate of interest shall be made in the manner hereinabove provided.

         The Notes are subject to redemption (or, at the option of the Company,
purchase), at the option of the Holders thereof, on           and on
in any subsequent year (up to and including                 ) corresponding to
the end of an Interest Period, at a price equal to     % of the principal
amount thereof, together with interest payable thereon to the date of redemption or purchase. The Notes are also subject to redemption at the option of the Company, as described on the reverse side hereof.

         Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth at this place.

         Unless one of the certificates of authentication hereon has been executed by or on behalf of the Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.
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                                       3



         IN WITNESS WHEREOF, J. C. Penney Company, Inc. has caused the execution hereof in its corporate name by its duly authorized officers.

                                           J.C. PENNEY COMPANY, INC.


                                        By.............................
                                              CHAIRMAN OF THE BOARD


By..............................
           SECRETARY
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                                       4



                (FORM OF TRUSTEE'S CERTIFICATE OF AUTHENICATION)

                         CERTIFICATE OF AUTHENICATION

         This is one of the Extendible Notes referred to in the within-mentioned Indenture.

                                                   AS TRUSTEE


                                        By.............................
                                               Authorized Officer

                (FORM OF ALTERNATE CERTIFICATE OF AUTHENICATION)

                         CERTIFICATE OF AUTHENTICATION

         This is one of the Extendible Notes referred to in the within-mentioned Indenture.

                                                   AS TRUSTEE


                                        BY..............................
                                               Authenticating Agent


                                        By..............................
                                                 Authorized Officer

                           (FORM OF REVERSE OF NOTE)

                           J. C. PENNEY COMPANY, INC.

                                Extendible Note

         This Note is one of a duly authorized issue of unsecured debentures, notes or other evidences of indebtedness of the Company (herein called the "Securities") of the series hereinafter specified, all issued and to be issued under an Indenture dated as of April 1, 1994 (herein called the "Indenture"), between the Company and Bank of America National Trust and Savings Association, Trustee (herein called the "Trustee", which term includes any successor Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights thereunder of the Company, the Trustee and the Holders of the Securities, and the terms upon which the Securities are, and are to be, authenticated and delivered. The Securities, which are unlimited in aggregate principal amount, may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be subject to different redemption provisions (if any), may be subject to different sinking, purchase or analogous funds (if any), may be subject to different covenants and Events of Default and may otherwise vary as in the Indenture provided. This Note is one of a series of the Securities designated as the Extendible Notes (herein called the
"Notes"), limited in aggregate principal amount to $            .

         The Notes may be redeemed, at the option of the Company, as a whole or from time to time in part, on any date on or after
                       and on or prior to                                  at
100% of the principal amount thereof together with accrued interest to the Redemption Date. Thereafter, the Notes may be redeemed on any corresponding to the end of an Interest Period and at such other times during an Interest Period and at such price or prices as shall be established
by the Company by notice not later than    Business Days prior to the end of the
then-current Interest Period; provided, however, that the price at which the Notes may be so redeemed shall not be less than 100% of their principal amount together with accrued interest to the Redemption Date. Notice of such redemption terms during an Interest Period shall be given by the Company to the Trustee and shall be mailed to each Holder with the notice establishing such Interest Period. If the Company fails to give timely notice of the redemption terms for an Interest Period, the Notes shall be redeemable at the option of the Company during such Interest Period only on the
at the end thereof, at 100% of their principal amount together with accrued interest to the Redemption Date. The Notes, if redeemed in part, will be
redeemed in integral multiples of $    , provided that any Notes to be redeemed
in part will remain outstanding in a principal amount of at least $           .
The Notes may be redeemed upon not less than 30 nor more than 60 days' prior notice given as provided in the Indenture.
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         The Notes are subject to redemption (or, at the option of the Company,
purchase) as a whole, or from time to time in part, on         and on         in
any subsequent year (up to and including                 ) corresponding to  the
end of an Interest Period, provided that the principal amount of each Note
which is redeemed or purchased is equal to $           or an integral multiple
thereof and the principal amount of each such Note which remains outstanding is
at least $       , at the option of the Holders thereof at 100% of their
principal amount, together with accrued interest to the date of redemption or purchase. In order for a Note to be so redeemed or purchased, the Company must receive at one of the agencies designated by the Company for such purpose, not
less than    Business Days, but not earlier than the,              prior to the
end of an Interest Period, (i) the Note with the form entitled "Option to Elect Redemption" on the reverse of the Note duly completed, or (ii) a telegram, telex, facsimile transmission or letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a
commercial bank or trust company in the United States of America setting forth the name of the Holder of the Note, the principal amount of the Note, the amount of the Note to be redeemed or purchased, a statement that the option to elect redemption is being made thereby and a guarantee that the Note to be redeemed or purchased with the form entitled "Option to Elect Redemption" on the reverse of the Note duly completed will be received by the Company not
later than    Business Days after the date of such telegram, telex, facsimile transmission or letter, and the Note with such form duly completed is received by the Company by such Business Day. Any such notice received by the Company
not less than     Business Days prior to the end of an Interest Period shall be irrevocable. All questions as to the validity, eligibility (including time of receipt) and acceptance of any Notes for redemption will be determined by the Company, whose determination shall be final and binding.

         All Notes redeemed by the Company at the option of the Holders or at the option of the Company shall be surrendered to the Trustee for cancelation and may not be reissued or resold. Any Notes purchased at the option of the Company in lieu of redemption, upon election by the Holders to have their Notes redeemed as described herein, may be reissued from time to time by the Company subject to compliance with applicable laws (including without limitation Federal and State securities laws).

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note may be registered on the Security Register, upon surrender of this Note for registration of transfer at one of the agencies maintained by the Company for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar (if other than Company) duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.
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         The Notes are issuable only as registered Notes without coupons in the
denominations of $              and any integral multiple thereof. As provided
in the Indenture, Notes are is exchangeable for a like aggregate principal amount of Notes of different authorized denominations, as requested by the Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Prior to due presentment for registration of transfer of this Note, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the absolute owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

         (Additional covenants, terms or provisions, if any, to be inserted here as well as any changes in covenants, terms or provisions contained in the Indenture.)

         If an Event of Default with respect to the Notes shall occur and be continuing, the principal of all the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of any series under the Indenture at any time by the Company with the consent of the Holders of 66 2/3% (unless a different percentage is specified with respect to any series of Securities, in which case, as to such series, the percentage so specified) in aggregate principal amount of the Outstanding Securities of each series affected by any such amendment or modification. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Notes at the time Outstanding, on behalf of the Holders of all the Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

         No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Note at the times, places and rate, and in the coin or currency, herein prescribed.
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                                       4



         No recourse shall be had for the payment of the principal of (or premium, if any) or interest on this Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

         All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.